Exhibit 99.1
Stock Sales Plan
John Fitzpatrick
Bank of Commerce Holdings
     This Stock Sales Plan, dated November 24, 2006 (the “Sales Plan”) is made by and between John Fitzpatrick (“Customer”) and Howe Barnes Hoefer & Arnett, Inc. (“Broker”).
     Whereas, the Customer desires to establish this Sales Plan to sell shares of common stock (the “Stock”) of Bank of Commerce Holdings (the “Issuer”); and
     Whereas, the Customer desires to engage Broker to effect sales of shares of Stock in accordance with the Sales Plan;
     Now, Therefore, the Customer and Broker hereby agree as follows:
     1.     Commencing November 27, 2006, Broker shall effect sales (each, a “Sale” and collectively, the “Sales”) from time to time of up to an aggregate of 20,000 shares of Stock at the then prevailing market price on each day on which the Nasdaq Global Market (the “Exchange”) is open and the Stock trades regular way on the Exchange. The Stock shall be sold at a price of no less than $12.00 per share and Customer agrees to pay commissions of $0.10 per share to Broker.
     2.     This Sales Plan shall be effective on November 27, 2006 and shall terminate on the earlier of: (a) the date 20,000 shares of Stock have been sold, (b) January 1, 2007, or (c) the death of the Customer.
     3.     Customer understands that Broker may not be able to affect a Sale due to a market disruption or a legal, regulatory or contractual restriction applicable to the Broker. If any Sale cannot be executed as required by paragraph 1, due to a market disruption, a legal, regulatory or contractual restriction applicable to Broker, Broker shall affect such Sale as promptly as practical after the cessation or termination of such market disruption, applicable restriction or other event.
     4.     Customer represents and warrants that it are not aware of material, nonpublic information with respect to the Issuer or any securities of Issuer (including the Stock), are not subject to any legal, regulatory or contractual restriction or undertaking that would prevent the Broker from conducting Sales in accordance with this Sales Plan and are entering into this Sales Plan in good faith and not as part of a plan or scheme to evade prohibitions of Rule 10b5-1. Customer shall immediately notify the Broker if it become subject to a legal, regulatory or contractual restriction or undertaking that would prevent the Broker from making Sales pursuant to this Sales Plan, and, in such a case, Customer and Broker shall cooperate to amend or otherwise revise this Sales Plan to take into account such legal, regulatory or contractual restriction or undertaking (provided that neither party shall be obligated to take any action that would be inconsistent with the requirements of Rule 10b5-1(c)).

     5.     It is the intent of the parties that this Sales Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and this Sales Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c).
     6.     Customer acknowledges and agrees that the Broker may suspend effecting Sales of Stock in the event that: (i) in the opinion of Customer’s counsel or Issuer’s counsel, effecting such Sales is likely to result in a violation of applicable law or regulations by the Broker, the Customer and/or the Issuer, or a violation of a contract to which the Issuer is a party or by which the Issuer is bound, or (ii) the Issuer files a registration statement with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the Sale of Stock (or any security into which the Stock is convertible) by the Customer, other than a registration statement on Form S-3, if such registration statement relates to the resale of securities solely by shareholders of the Issuer, or a registration statement on Form S-8 or Form S-4. If any Sale cannot be affected by the Broker as a consequence of one or more of the foregoing circumstances (each, a “Suspension Event”), the Broker will affect such Sale as promptly as practical after the cessation or termination of the applicable Suspension Event, but only if such Sale complies with the trading requirements described in paragraph 1 above.
     7.     The Customer acknowledges and agrees that it does not have authority, influence or control over any Sales of Stock effected by the Broker pursuant to this Sales Plan, and will not attempt to exercise any authority, influence or control over such Sales. The Broker agrees not to seek advice from the Customer with respect to the manner in which it affects Sales under this Sales Plan.
     8.     Broker agrees to conduct all Sales in accordance with the manner of Sale requirement of Rule 144 under the Securities Act, and in no event shall Broker effect any Sale if such Sale would exceed the then applicable volume limitation under Rule 144, assuming Broker’s Sales under this Sales Plan are the only sales subject to that limitation. Customer agrees not to take, and agree to cause any person or entity with which they would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 not to take, any action that would cause the Sales not to comply with Rule 144. Broker will be responsible for completing and filing on behalf of the Customer the required Form 144s. Customer understands and agrees that Broker shall make one Form 144 filing at the beginning of each three-month period commencing November 27, 2006.
     9.     Customer agrees to make all filings, if any, required under Sections 13(d) and 16 of the Exchange Act.
     10.     This Sales Plan shall be governed by and construed in accordance with the laws of the State of California and may be modified or amended only by a writing signed by the parties hereto.

     In Witness Whereof, the undersigned have signed this Sales Plan as of the date first written above.

John Fitzpatrick
/s/ John Fitzpatrick

BETTY FITZPATRICK
/s/ Betty Fitzpatrick

Howe Barnes Hoefer & Arnett, Inc.

By:

Its:

Acknowledged:
Bank of Commerce Holdings

By:	Linda J. Miles

Its:	Chief Financial Officer

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